SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 8, 2005

                              Taylor Madison Corp.
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               (Exact name of registrant as specified in Charter)

           Florida                       000-15034               01-0656115
--------------------------------      --------------       --------------------
(State  or  other  jurisdiction of      (Commission           (IRS Employer
 incorporation  or  organization)        File  No.)        Identification  No.)

              5422 Carrier Drive, Suite 306, Orlando, Florida 32819
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               (Address of Principal Executive Offices)(Zip Code)

                                 (407) 354-1222
                            -------------------------
                            (Issuer Telephone number)

            2875 NE 191st Street, Suite PH2, Aventura, Florida 33180
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

On August 8, 2005, Taylor Madison Corp. and its wholly-owned subsidiary Telzuit Technologies, Inc. d/b/a BioPatch Systems ("Telzuit") entered into a definitive agreement with AlphaMedica to provide marketing services. The agreement, with a term of 12 months, will cover a broad range of services relating to marketing the BioPatch platform. The initial focus will be on launching the first marketing campaign for the BioPatch Wireless Holter Monitor, which the Company anticipates being available for use later this year. In addition, AlphaMedica will help guide the Company with introducing and marketing the various other products that the Company intends to bring to market during 2006, including the BioPatch Wireless Cardiac Event Monitor. The anticipated total expenditures paid to AlphaMedica during the term of the contract is estimated to be approximately $500,000.

(c)     Exhibits.

None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     Dated:  August  12,  2005

                                                     By: /s/  Donald Sproat
                                                        -----------------------
                                                        Donald  Sproat
                                                        President  and
                                                        Chief  Financial Officer

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